UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

September 27, 2011

Date of Report

LBO CAPITAL CORP.

(Exact Name of Registrant as specified in its charter)

             Colorado                                                  33-19107                                   38-2780733

       (State or other jurisdiction of                  (Commission                            (I.R.S. Employer

        incorporation or  organization)                 file number)                  Identification Number)

3509 Auburn Rd. Ste. 200

Auburn Hills, MI 48326

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (248) 683-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Effective November 9, 2010, the Board of Directors of LBO Capital Corp. (the "Registrant") adopted a resolution extending the exercise period of the Registrant's Callable Class A Common Stock Purchase Warrants ("Class A Warrants"), the Callable Class B Common Stock Purchase Warrants ("Class B Warrants") and the Callable Class C Common Stock Purchase Warrants ("Class C Warrants").

The Class A Warrants, which were extended to expire on September 30, 2011, were extended to March 31, 2012.  Each Callable Class A Warrant entitles its holder to purchase one share of the Registrant's $.0001 par value common stock for $4.00 each share and an be exercised at any time prior to the extended expiration date.

The Class B Warrants, which were extended to expire on various dates, the latest being September 30, 2011, were extended to March 31, 2012.  Each Callable Class B Warrant entitles its holder to purchase one share of the Registrant's $.0001 par value common stock for $6.00 each share and can be exercised at any time prior to the extended expiration date.

The Class C Warrants, which were extended to expire on various dates, the latest being September 30, 2011, were extended to March 31, 2012.  Each Callable Class B Warrant entitles its holder to purchase one share of the Registrant's $.0001 par value common stock for $8.00 each share and can be exercised at any time prior to the extended expiration date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 27, 2011

                                                LBO CAPITAL CORP.

By  \s\  Thomas W. Itin

       Thomas W. Itin,

                                                   President & CEO